Exhibit 99.2

Digi International Announces Pricing of Public Offering of Common Stock

Hopkins, Minn., Mar. 3, 2021 (BUSINESS WIRE) – Digi International Inc. (Nasdaq: DGII) (Digi), a leading global provider of business and mission critical Internet of Things (IoT) products, services and solutions, announced today the pricing of an underwritten registered public offering of 3,500,000 shares of its common stock at a price to the public of $19.50 per share. In addition, Digi granted the underwriters a 30-day option to purchase up to an additional 525,000 shares of its common stock on the same terms and conditions. All shares of common stock sold in the offering are being sold by Digi. Digi expects to close the offering on or about March 8, 2021, subject to the satisfaction of customary closing conditions.

Digi anticipates that the gross proceeds from the offering will be approximately $68.3 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Digi and excluding any exercise of the underwriters’ option to purchase additional shares of common stock. Digi intends to use the net proceeds from the offering for working capital and general corporate purposes. Digi may also use the net proceeds to acquire or invest in complementary businesses, products and technologies, although Digi has no specific agreements, commitments or understandings to do so at this time.

Piper Sandler is acting as sole book-running manager for the offering. Craig-Hallum Capital Group, Stephens Inc., Roth Capital Partners and Colliers Securities LLC are acting as co-managers for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (SEC) that became automatically effective on March 2, 2021. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on March 2, 2021. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and, when available, may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, by telephone at (800) 747-3924 or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Digi International

Digi International is a leading global provider of IoT connectivity products, services and solutions. Digi helps its customers create next-generation connected products and deploy and manage critical communications infrastructures in demanding environments with high levels of security and reliability. Founded in 1985, Digi has helped its customers connect over 100 million things and growing.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding, but not limited to, the anticipated closing of the offering and Digi’s expected use of the proceeds from the offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Digi’s operations, markets, products and services. Digi identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Digi’s most recent Annual Report on Form 10-K, as may be supplemented or amended by Digi’s subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Digi assumes no obligation to update any forward-looking statements, except as required under applicable law.

Investor Contact

James J. Loch
Senior Vice President, Chief Financial Officer and Treasurer
Digi International
952-912-3737
Email: jamie.loch@digi.com